CONSENT AND AMENDMENT NUMBER FOUR TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


         THIS CONSENT AND AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT (this "Consent and Amendment") is entered into as of December 30, 1997 (but effective only in accordance with the terms and conditions of Section 5 of this Consent and Amendment), by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), LASERSIGHT INCORPORATED, a Delaware corporation ("LaserSight"), LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("Technologies"), MEC HEALTH CARE, INC., a Maryland corporation ("MEC"), LSI ACQUISITION, INC., a New Jersey corporation ("LSI"), LASERSIGHT CENTERS INCORPORATED, a Delaware corporation ("Centers"), and MRF, INC., a Missouri corporation ("MRF," together with LaserSight, Technologies, MEC, LSI, and Centers, individually and collectively, jointly and severally, "Borrower"), with reference to the following facts:

         A. Foothill and Borrower heretofore have entered into that certain Loan and Security Agreement, dated as of March 31, 1997, as amended by that certain Consent and Amendment Number One to Loan and Security Agreement, dated as of July 28, 1997, by that certain Consent and Amendment Number Two to Loan and Security Agreement, dated as of August 29, 1997, and by that certain Consent and Amendment Number Three to Loan and Security Agreement, dated as of September 10, 1997 (as amended, the "Loan Agreement");

         B. Borrower has requested that Foothill consent to the sale by LaserSight of all of the issued and outstanding capital stock of MEC and LSI to Vision Twenty-One, Inc., a Florida corporation ("Vision") for a total purchase price of $13,000,000, payable $6,500,000 in cash at closing to occur on the date hereof, and the balance of $6,500,000 (subject to certain purchase price adjustments) to be paid between the date hereof and May 29, 1998 through LaserSight's disposition, on a periodic basis, of shares of Vision's common stock received from Vision at the closing (the "Vision Pledged Shares"), and, in the event that LaserSight has not received $6,500,000 through the disposition of the Vision Pledged Shares on or before May 29, 1998, Vision will pay the amount of any such shortfall on such date to LaserSight in cash; that Foothill further agree to a waiver of compliance by Borrower with the Financial Covenants as set forth in the Loan Agreement until June 15, 1998; that the Loan Agreement be amended to delete MEC and LSI as borrowers thereunder and that all other Loan Documents, including, but not limited to, the Stock Pledge

              Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, and the Suretyship Agreement, in each case between the Borrower and Foothill and dated as of March 31, 1997, be simultaneously amended to delete MEC and LSI as parties thereto; and that Foothill further agree to release its lien of the capital stock and assets of each of MEC and LSI and to amend all filed financing statements to delete MEC and LSI as debtors (the foregoing hereinafter referred to as the "Transaction").

         C. In response to the foregoing request that Foothill consent to the Transaction, Foothill requires that the Borrower, out of the initial cash proceeds received by it from the Transaction, reduce the amount outstanding under the Term Loan as of the date hereof by $2,000,000, with the balance of the Term Loan to be repaid on or before June 15, 1998, out of the proceeds received from LaserSight's disposition of the Vision Pledged Shares after LaserSight has received $2,500,000 of such proceeds; that the
              Borrower, also out of the initial cash proceeds from the Transaction, repay all Revolving Advances outstanding as of the date hereof; and that the Loan Agreement be amended to change the Maximum Revolver Amount from $4,000,000 to $2,000,000, with all Revolving Advances being fully repaid and the Loan Agreement terminated as of June 15, 1998.

         D. Foothill is willing to consent to the Transaction and to amend the Loan Agreement in accordance with the terms and conditions hereof; and

         E. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

         NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Foothill and Borrower hereby agree as follows:

         1.   Amendments to the Loan Agreement.
              ---------------------------------

              A. Section 1.1 of the Loan Agreement is hereby amended to revise the following defined terms:

         "Borrower"   means   LaserSight,   Technologies,   Centers   and   MRF,
individually and collectively, jointly and severally.

         "Maximum Revolver Amount" means $2,000,000.

              B. Section 1.1 of the Loan Agreement hereby is amended to include the following defined terms:

         "Vision" means Vision Twenty-One, Inc., a Florida corporation.

         "Vision Pledged Shares" means 812,500 shares of the issued and outstanding common stock of Vision received by LaserSight as part of the consideration for the sale by LaserSight to Vision of all of the issued and outstanding capital stock of MEC and LSI pursuant to the terms of the Vision Stock Purchase Agreement.

         "Vision Stock Purchase Agreement" means that certain Stock Purchase Agreement between Vision and LaserSight dated as of December 1, 1997 pursuant to which LaserSight has agreed to sell to Vision all of the issued and outstanding capital stock of MEC and LSI for a total consideration of $13,000,000, payable $6,500,000 in cash and the balance through the issuance of the Vision Pledged Shares.

         "Vision Stock Distribution Agreement" means that certain Stock Distribution Agreement between Vision and LaserSight dated as of December 30, 1997 pursuant to which Vision and LaserSight have agreed to the procedures for the disposition of the Vision Pledged Shares through the period from the date hereof through May 29, 1998, at which time, in the event that LaserSight has not received a minimum of $6,500,000 from the disposition of the Vision Pledges Shares, Vision will pay any such shortfall in cash to LaserSight in consideration for any remaining Vision Pledged Shares held by LaserSight on such date.


              C. Section 2.3 of the Loan Agreement hereby is amended in its entirety to read as follows:

              2.3  Term  Loan.  Foothill  has  agreed  to make a "Term  Loan" to
         Borrower in the original principal amount of $4,000,000. The Term Loan shall be repaid with an initial repayment of $2,000,000 on or before December 30, 1997, and the balance of $2,000,000 repaid through the proceeds received by LaserSight from the disposition of the Vision Pledged Shares pursuant to the terms of the Vision Stock Distribution Agreement, it being agreed between Borrower and Foothill that the first $2,500,000 of such proceeds shall be made available by Foothill to Borrower for Revolving Advances in accordance with the terms hereof through the application of such proceeds to the Foothill Account pursuant to Section 2.7 hereof; and all proceeds received after the receipt of initial $2,500,000 in proceeds shall be applied by Foothill as and when received from Vision, pursuant to the Vision Stock Distribution Agreement or that certain Escrow Agreement between Vision and LaserSight dated as of December 30, 1997 (the "Escrow Agreement"), in repayment of the remaining outstanding balance from time to time under the Term Loan until the Term Loan is fully repaid; and, on May 29, 1998, in the event that the Term Loan has not been fully repaid from proceeds received from the disposition of the Vision Pledged
         Shares and Vision is obligated, pursuant to the Vision Stock Distribution Purchase Agreement, to pay a shortfall to LaserSight in the amount of the difference between $6,500,000 (subject to certain purchase price adjustments) and the amount received from the disposition of the Vision Pledged Shares, any such cash payment made by Vision shall be applied by Foothill first to the payment of any balance remaining outstanding under the Term Loan, and any amount of such shortfall payment remaining after such application, shall be made available to Borrower for Revolving Advances in accordance with the terms hereof by application to the Foothill Account. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty of premium at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Foothill. All amounts outstanding under the Term Loan shall constitute Obligations.

              D. Section 3.4 of the Loan Agreement hereby is amended in is entirety to read as follows:

              3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by each Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is the earlier of (a) June 15, 1998, and (b) the date on which the sale of Technologies by LaserSight is consummated. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately without notice upon the occurrence and during the continuance in the Event of Default.

         2. Consent. Foothill hereby consents to the Transaction, and agrees that the Transaction shall not be deemed to cause any Default or Event of Default under the Loan Agreement, as amended by this Consent and Amendment including, but not limited to, any Default or Event of Default that would otherwise have occurred as a result of the Transaction absent this Consent and Amendment under Sections 7.3, 7.4 or 7.7 of the Loan Agreement. Foothill and each Borrower hereby agrees and consents to the deletion of MEC and LSI as
Borrowers under the Loan Agreement and each remaining Borrower hereby acknowledges and confirms that the deletion of MEC and LSI as Borrowers under the Loan Agreement shall not impair the obligations and liabilities of the remaining Borrowers to Foothill. Foothill and Borrower further agree and consent to conforming amendments to the Loan Documents to effect the deletion of MEC and LSI as parties thereto, including, but not limited to, the Stock Pledge Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Patent Security Agreement and the Suretyship Agreement, in each case dated as of March 31, 1997, between the Borrower and Foothill.

         3. Waiver of Financial Covenant and Compliance. Foothill hereby waives Borrower's compliance with the financial covenants set forth in Section 7.20 of the Loan Agreement until June 16, 1998.

         4. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Consent and Amendment and of the Loan Agreement, as amended by this Consent and Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Consent and Amendment and the Loan Agreement, as amended by this Consent and Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

         5. Conditions Precedent to the Effectiveness of this Consent and Amendment. The effectiveness of this Consent and Amendment is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions:

              A. Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

              (1) a Collateral Assignment of Rights Under Stock Purchase Agreement, Stock Distribution Agreement and Escrow Agreement, in form and substance satisfactory to Foothill, executed and delivered by LaserSight and consented to by Vision, in the form of Exhibit A attached hereto; and

              (2) a Stock Pledge Agreement, in form and substance satisfactory to Foothill, executed by LaserSight in favor of Foothill in the form of Exhibit B attached hereto.

              B.  Foothill   shall  have  received  the  original   certificates
representing or evidencing all of the Vision Pledged Shares, together with stock powers or equivalent assignments with respect thereto duly endorsed in blank;

              C. Foothill shall have received copies, certified by an appropriate officer of LaserSight, as being true, complete, and correct, of the Vision Stock Purchase Agreement, the Vision Stock Distribution Agreement, the Escrow Agreement and any other documents or agreement executed and/or delivered in connection therewith, each of which shall be in form and substance satisfactory to Foothill;

              D. No Material Adverse Change in the financial condition of Borrower or in the value of the Collateral shall have occurred;

              E. The representations and warranties in this Consent and Amendment, the Loan Agreement as amended by this Consent and Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

              F. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

              G. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

              H. Foothill shall have received from Borrower a modification fee in the amount of $75,000, such fee fully earned by Foothill upon its execution of this Consent and Amendment, such modification fee payable $50,000 upon the execution of this Consent and Amendment by Foothill and the balance of $25,000 to be paid on the earlier to occur of (i) June 15, 1998 or (ii) the date on which all of the Obligations of Borrower to Foothill under the Loan Agreement have been paid in full; and

              I. Foothill shall have received from Vision into the Foothill Account $6,500,000, the cash portion of the purchase price for the shares of MEC and LSI under the Vision Stock Purchase Agreement, and shall also have received a direction letter from Borrower, in form and substance satisfactory to Foothill, directing the application of such funds to repay outstanding Revolving Advances, to pay down the Term Loan by $2,000,000, and the use of the balance of such funds.

         6. Effect on Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Consent and Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Loan Agreement, as in effect prior to the date hereof.

         7.  Further   Assurances.   Borrower  shall  execute  and  deliver  all
agreements, documents, and instruments, in form and substance reasonably satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral and to fully consummate the transactions contemplated under this Consent and Amendment and the Loan Agreement, as amended by this Consent and Amendment. Foothill shall execute and deliver all agreements, documents and instruments, in form and substance reasonably satisfactory to Vision, and take all actions as Vision may reasonably request from time to time, to release Foothill's security interests in the capital stock of MEC and LSI, and in the personal property assets of MEC and LSI as required by the terms and conditions of the Vision Stock Purchase Agreement.

         8. Miscellaneous.

              A. Upon the effectiveness of this Consent and Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "herein," "hereof," or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Consent and Amendment.

              B. Upon the effectiveness of this Consent and Amendment, each reference in the Loan Documents to the "Loan Agreement," "thereunder," "therein," "thereof," or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Consent and Amendment.

              C. This Consent and Amendment shall be governed by and construed in accordance with the laws of the State of California.

              D. This Consent and Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Amendment by signing any such counterpart.

              E. Upon the effectiveness of this Consent and Amendment, Foothill hereby terminates its security interests in, security titles to and other liens on all real and personal property assets of MEC and LSI without any further action.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed as of the date first written above.

                                             FOOTHILL CAPITAL CORPORATION,
                                             a California corporation


                                             By: /s/ Kent Dahl
                                                -------------------------

                                             Title:  E.V.P.
                                                    ---------------------


                                             LASERSIGHT INCORPORATED,
                                             a Delaware corporation


                                             By: /s/ Michael R. Farris
                                                -------------------------

                                             Title: President
                                                   ----------------------


                                             LASERSIGHT TECHNOLOGIES, INC.,
                                             a Delaware corporation


                                             By: /s/ Gregory L. Wilson
                                                -------------------------

                                             Title: Vice President
                                                   ----------------------


                                             MEC HEALTH CARE, INC.,
                                             a Maryland corporation


                                             By: /s/ Gregory L. Wilson
                                                -------------------------

                                             Title: Vice President
                                                   ----------------------




                       [Signatures Continued on Next Page]

                                             LSI ACQUISITION, INC.,
                                             a New Jersey corporation


                                             By: /s/ Gregory L. Wilson
                                                -------------------------

                                             Title: Secretary/Treasurer
                                                   ----------------------


                                             LASERSIGHT CENTERS INCORPORATED,
                                             a Delaware corporation


                                             By: /s/ Gregory L. Wilson
                                                -------------------------

                                             Title: Vice President
                                                   ----------------------


                                             MRF, INC.,
                                             a Missouri corporation


                                             By: /s/ Gregory L. Wilson
                                                -------------------------

                                             Title: Secretary/Treasurer
                                                   ----------------------